EXHIBIT 23.3


INDEPENDENT AUDITOR'S CONSENT

We consent to the incorporation by reference in this Registration Statement of Proffitt's, Inc. on Form S-3 of our report dated March 3, 1995 (relating to the consolidated financial statements of Younkers, Inc. and subsidiary for the year ended January 28, 1995, not separately presented) and incorporated by reference in the Annual Report on Form 10-K of Proffitt's, Inc. for the year ended February 1, 1997 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.




Des Moines, Iowa                        /s/ Deloitte & Touche
July 24, 1997
                                   DELOITTE & TOUCHE